Exhibit 10.3
EXECUTION VERSION

REVOLVING CREDIT FACILITY AGREEMENT
dated as of
May 7, 2024,
by and among
THE HOME DEPOT, INC.,

The BANKS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
_________________

JPMORGAN CHASE BANK, N.A.,
as Sole Lead Arranger and Sole Bookrunner
BANK OF AMERICA, N.A.,
as Syndication Agent

TABLE OF CONTENTS
ARTICLE I
DEFINITIONS
Page
SECTION 1.01. Definitions    1
SECTION 1.02. Accounting Terms and Determinations    20
SECTION 1.03. References    21
SECTION 1.04. Use of Defined Terms    21
SECTION 1.05. Terminology    21
SECTION 1.06. Interest Rates; Benchmark Notification    21
SECTION 1.07. Divisions    22
ARTICLE II
THE CREDITS
SECTION 2.01. Commitments to Lend    22
SECTION 2.02. Method of Borrowing    23
SECTION 2.03. [Reserved.]    24
SECTION 2.04. Evidence of Indebtedness; Notes    24
SECTION 2.05. Maturity of Loans    25
SECTION 2.06. Interest Rates    26
SECTION 2.07. Fees    26
SECTION 2.08. Optional Termination or Reduction of Commitments    27
SECTION 2.09. Mandatory Termination or Reduction of Commitments    27
SECTION 2.10. Optional Prepayments    28
SECTION 2.11. Mandatory Prepayment    29
SECTION 2.12. General Provisions as to Payments    30
SECTION 2.13. Computation of Interest and Fees    33
SECTION 2.14. [Reserved.]    33
SECTION 2.15. Defaulting Banks    33
SECTION 2.16. Extension of Maturity Date    35
ARTICLE III
CONDITIONS TO EFFECTIVENESS AND BORROWINGS
SECTION 3.01. Conditions to First Borrowing    35
SECTION 3.02. Conditions to All Borrowings    36
ARTICLE IV-A
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
SECTION 4.01. Corporate Existence and Power    37
SECTION 4.02. Corporate and Governmental Authorization; No Contravention    37
SECTION 4.03. Binding Effect    37
SECTION 4.04. Financial Information    38

i

SECTION 4.05. No Litigation    38
SECTION 4.06. Investment Company Act    38
SECTION 4.07. Ownership of Property; Liens    38
SECTION 4.08. No Default    38
SECTION 4.09. Full Disclosure    38
SECTION 4.10. Margin Stock    38
SECTION 4.11. Anti-Corruption Laws and Sanctions    39
SECTION 4.12. Affected Financial Institutions    39
ARTICLE IV-B
REPRESENTATIONS AND WARRANTIES OF THE BANKS AND THE ADMINISTRATIVE AGENT
SECTION 4.13. Administrative Agent and Bank Corporate Existence and Power    39
SECTION 4.14. Administrative Agent and Bank Binding Effect    39
SECTION 4.15. Compliance with ERISA    39
ARTICLE V
COVENANTS
SECTION 5.01. Information    41
SECTION 5.02. Inspection of Property    42
SECTION 5.03. Negative Pledge    43
SECTION 5.04. Maintenance of Existence    44
SECTION 5.05. Consolidations, Mergers and Sales of Assets    44
SECTION 5.06. Use of Proceeds    44
SECTION 5.07. Compliance with Laws; Payment of Taxes    44
ARTICLE VI
DEFAULTS
SECTION 6.01. Events of Default    45
SECTION 6.02. Notice of Default    47
ARTICLE VII
THE ADMINISTRATIVE AGENT
SECTION 7.01. Appointment, Powers and Immunities    47
SECTION 7.02. Reliance by Administrative Agent    48
SECTION 7.03. Defaults    48
SECTION 7.04. Rights of Administrative Agent as a Bank    49
SECTION 7.05. Indemnification    49
SECTION 7.06. CONSEQUENTIAL DAMAGES    49
SECTION 7.07. Nonreliance on Administrative Agent and Other Banks    50
SECTION 7.08. Failure to Act    50
SECTION 7.09. Resignation or Removal of Administrative Agent    51
SECTION 7.10. Certain Named Parties    51
SECTION 7.11. Acknowledgements of Banks    51

ARTICLE VIII
CHANGE IN CIRCUMSTANCES; COMPENSATION
SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair    53
SECTION 8.02. Illegality    55
SECTION 8.03. Increased Cost and Reduced Return    56
SECTION 8.04. [Reserved.]    58
SECTION 8.05. Compensation    58
SECTION 8.06. Replacement of Banks    58
ARTICLE IX
MISCELLANEOUS
SECTION 9.01. Notices    59
SECTION 9.02. No Waivers    60
SECTION 9.03. Expenses; Documentary Taxes    60
SECTION 9.04. Indemnification; Limitation of Liability    61
SECTION 9.05. Sharing of Setoffs    64
SECTION 9.06. Amendments and Waivers    65
SECTION 9.07. Successors and Assigns    67
SECTION 9.08. Confidentiality    69
SECTION 9.09. Obligations Several    71
SECTION 9.10. New York Law    71
SECTION 9.11. Severability    71
SECTION 9.12. Interest    71
SECTION 9.13. Interpretation    72
SECTION 9.14. Consent to Jurisdiction    72
SECTION 9.15. Counterparts; Electronic Execution    72
SECTION 9.16. USA Patriot Act    73
SECTION 9.17. No Fiduciary Relationship    73
SECTION 9.18. Headings    74
SECTION 9.19. Integration    74
SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions    74

EXHIBITS AND SCHEDULES

EXHIBIT A    FORM OF NOTE
EXHIBIT B    FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT C    FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 2.01    COMMITMENTS
SCHEDULE 9.01    ADDRESSES

THIS REVOLVING CREDIT FACILITY AGREEMENT, dated as of May 7, 2024, is made by and among:
THE HOME DEPOT, INC., a Delaware corporation, as the Borrower,
JPMORGAN CHASE BANK, N.A., a banking corporation organized and existing under the laws of the State of New York, in its capacity as the Administrative Agent, and
THE BANKS from time to time party hereto.
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:
“Acquired Company” means Shingle Acquisition Holdings, Inc., a Delaware corporation.
“Adjusted Daily Simple SOFR” means a rate of interest per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.
“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.
“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls such Person (a “Controlling Person”), (ii) any other Person which is controlled by or is under common control with a Controlling Person, or (iii) any Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Revolving Credit Facility Agreement, together with all amendments and supplements from time to time hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
“Applicable Margin” means, for any day, with respect to (a) any Base Rate Loan, any Term SOFR Loan or, in the event such Type of Loans shall be outstanding as contemplated by Section 8.01, Section 8.02 or Section 8.03, any Daily Simple SOFR Loan or (b) the Facility Fees payable hereunder, as the case may be, the applicable rate per annum set forth in the table below under the caption “Base Rate Spread”, “SOFR Spread” or “Facility Fee Rate”, as the case may be, based upon the Ratings as of such date:

Category	Ratings (Moody’s/S&P/Fitch)	Facility Fee Rate	Base Rate Spread	SOFR Spread
Category 1	A1/A+/A+ or higher	0.040%	0.000%	0.710%
Category 2	A2/A/A	0.040%	0.000%	0.835%
Category 3	A3/A-/A- or lower	0.060%	0.000%	0.940%
For purposes of the foregoing, (a) in the event that Ratings are provided by each of Moody’s, S&P and Fitch, and such Ratings shall fall within different Categories, (i) if any two Ratings are in the same Category, that Category shall apply and (ii) if no two Ratings are in the same Category, the applicable Category shall be in the Category corresponding to the middle Rating; (b) in the event that Ratings are provided only by any two of Moody’s, S&P and Fitch, (i) if such Ratings shall fall in the same Category, that Category shall apply and (ii) if such Ratings shall fall within different Categories, the applicable Category shall be the Category in which the higher of the Ratings shall fall unless the Ratings differ by two or more Categories, in which case the applicable Category shall be the Category one level below that corresponding to the higher Rating; (c) in the event that a Rating is provided only by one of Moody’s, S&P and Fitch, the applicable Category shall be the Category corresponding to such Rating; and (d) if at any time there shall be no Rating from any of Moody’s, S&P and Fitch, the applicable Category shall be Category 3. If the Ratings established or deemed to have been established by Moody’s, S&P and Fitch shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the third Business Day after the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

“Arranger” means JPMorgan, in its capacity as sole lead arranger and sole bookrunner for the credit facility established hereunder.
“Assignee” has the meaning set forth in Section 9.07(c).
“Assignment and Assumption” means an Assignment and Assumption executed in accordance with Section 9.07(c) substantially in the form attached hereto as Exhibit B.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.01(b)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” means each financial institution listed on Schedule 2.01 hereto and each other financial institution which may hereafter become a Bank by executing and delivering an Assignment and Assumption pursuant to Section 9.07, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Bank Parties” has the meaning set forth in Section 9.17.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this

Agreement. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 8.01(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that the Base Rate shall not be less than 1% per annum.
“Base Rate Borrowing” means any Borrowing comprised of Base Rate Loans.
“Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Base Rate.
“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.01(b)(i).
“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 8.01(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 8.01(b).
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or

(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” means The Home Depot, Inc., a Delaware corporation, and its successors.
“Borrowing” means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, when used in relation to Daily Simple SOFR Loans or Term SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans, or any other dealings in respect of any such Loans, such day shall be a U.S. Government Securities Business Day.
“Change in Control” means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50.0% or more of the outstanding shares of the voting stock of the Borrower; or (ii) during any period of two consecutive years a majority of the Board of Directors of the Borrower shall not consist of individuals who were either (A) nominated to become directors by the Board of Directors of the Borrower or (B) appointed or approved as directors by directors so nominated.
“Change of Law” has the meaning set forth in Section 8.02.
“Claim” has the meaning set forth in Section 9.04(a).
“Closing Date” means May 7, 2024.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended, or any successor U.S. federal tax code.
“Commitment” means, with respect to each Bank, the commitment of such Bank to make Loans pursuant to Section 2.01. The initial amount in Dollars of the Commitment of each Bank that is party hereto on the date hereof is set forth on Schedule 2.01 hereto, and the initial amount of the Commitment of each Bank that becomes a party hereto pursuant to Section 9.07 is set forth in the applicable Assignment and Assumption, and, in each case, such amount may be (a) decreased from time to time pursuant to Section 2.08, 2.09, 8.06 or 9.06(c) or (b) increased or decreased from time to time pursuant to assignments to or by such Bank effected in accordance with Section 9.07. The aggregate amount of Commitments on the date hereof is $10,000,000,000.
“Commitment Termination Date” means May 6, 2025.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein that is distributed by or to the Administrative Agent or any Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.
“Compliance Certificate” has the meaning set forth in Section 5.01(c).
“Consolidated Net Tangible Assets” means, at any date, (a) total assets of the Borrower and its Subsidiaries (minus applicable reserves) determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of the Borrower and its Subsidiaries, except for current maturities of long-term Debt and obligations under capital leases, and (ii) goodwill and other intangible assets of the Borrower and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements of the Borrower most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of such financial statements, the consolidated financial statements of the Borrower referred to in Section 4.04(a)).
“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.
“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SOFR. It is understood and agreed that Daily Simple SOFR Loans shall only be available as provided in Section 8.01, Section 8.02 and Section 8.03.
“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) the capitalized lease obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts that have actually been paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided, that, for purposes of this clause (viii), non-recourse Debt in excess of the value of the asset securing such Debt shall not be counted), and (ix) all Debt of others Guaranteed by such Person.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” means (a) with respect to any Loan, on any day, the sum of 2% per annum plus the interest rate (including the Applicable Margin) applicable to such Loan hereunder and (b) with respect to interest and fees, on any day, the sum of 2% per annum plus the interest rate (including the Applicable Margin) applicable to Base Rate Loans pursuant to Section 2.06(a).
“Defaulting Bank” means, subject to Section 2.15(b), any Bank that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied (which determination of such Bank shall not be dispositive as to whether such failure has in fact occurred) or (ii) pay to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.15(b)) upon delivery of written notice of such determination to such Bank, the Borrower and each other Bank.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“Duration Fee” has the meaning set forth in Section 2.07(c).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Events of Default” has the meaning set forth in Section 6.01.
“Excess” has the meaning set forth in Section 9.12.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b)  U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Recipient becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 8.06 or 9.06(c)) or changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(e) and (d) any withholding Taxes imposed under FATCA.
“Facility Fee” has the meaning set forth in Section 2.07(a).
“Facility Fee Rate” has the meaning set forth in “Applicable Margin”.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fiscal Quarter” means any fiscal quarter of the Borrower.

“Fiscal Year” means any fiscal year of the Borrower.
“Fitch” means Fitch Ratings Inc., and any successor to its rating agency business.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR or the Adjusted Daily Simple SOFR is zero.
“Foreign Bank” means a Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“GAAP” means generally accepted accounting principles in the United States of America in effect, from time to time, applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Bank for International Settlements and the Basel Committee on Banking Supervision or any successor or similar authority to either of the foregoing).
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) to the extent that such an arrangement would be considered to be a guaranty under GAAP, entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. For purposes hereof, the amount of any Guarantee shall be deemed to be equal to the lesser of (i) any stated amount of the guarantee or (ii) the outstanding amount of the obligation directly or indirectly guaranteed.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.04(a).
“Interest” has the meaning set forth in Section 9.12(a).
“Interest Period” means, with respect to each Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
(a)    any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Business Day of the appropriate subsequent calendar month; and
(c)    no Interest Period may be selected which begins before the Maturity Date and would otherwise end after the Maturity Date.
“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, and its successors.
“Lending Office” means, as to each Bank, its office set forth in its Administrative Questionnaire delivered by it to the Administrative Agent or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.
“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset; exclusive, however, of (i) any liens for taxes or governmental charges either not yet delinquent or which are being contested in good faith by appropriate proceedings, (ii) liens not securing Debt which are created by or relating to any legal proceeding which at the time are being contested in good faith by appropriate proceedings or (iii) any other statutory or inchoate lien securing amounts other than Debt which are not delinquent.
“Loan” means any loan made by any Bank to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement and each other document to which the Borrower and the Administrative Agent are a party that by its terms provides that it is a “Loan Document” for purposes hereof and, other than for the purposes of Section 9.06, the Notes, in each case, as such documents and instruments may be amended or supplemented from time to time.
“Margin Stock” means “margin stock” as defined in Regulation U.
“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document, which, in the case of clauses (b) and (c), would reasonably be expected to result in either the Administrative Agent or any Bank not obtaining the practical realization of the significant benefits purported to be provided thereby; provided, however, that in no event shall either the Borrower’s lack of access to the commercial paper market or the consequences thereof, in and of itself, be deemed to constitute a Material Adverse Effect.
“Maturity Date” means the Commitment Termination Date; provided that if the Maturity Date shall have been extended pursuant to Section 2.16, the Maturity Date shall be May 6, 2026.
“Maximum Rate” has the meaning set forth in Section 9.12.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Net Cash Proceeds” means, with respect to any Reduction/Prepayment Event, (a) the cash proceeds actually received by the Borrower or its Subsidiaries in respect of such Reduction/Prepayment Event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) without duplication, all fees, taxes, commissions, costs and expenses incurred in connection with such Reduction/Prepayment Event by the Borrower and its Subsidiaries to third parties, including, without limitation, attorneys’ fees, accountants’ fees, consulting fees, investment banking fees, underwriting discounts and commissions and placement fees.
“Non-Consenting Bank” has the meaning set forth in Section 9.06(c).
“Non-Defaulting Bank” means, at any time, each Bank that is not a Defaulting Bank at such time.

“Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit A, evidencing the obligation of the Borrower to repay Loans, together with all amendments, modifications and supplements thereto.
“Notice of Borrowing” has the meaning set forth in Section 2.02(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.06 or 9.06(c)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day as an overnight bank funding rate.
“Participant” has the meaning set forth in Section 9.07(b).
“Participant Register” has the meaning set forth in Section 9.07(b).
“Payment” has the meaning set forth in Section 7.11(a).
“Payment Notice” has the meaning set forth in Section 7.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA and any successor entity performing similar functions.
“Person” means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a Governmental Authority.
“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or a member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.
“Platform” has the meaning set forth in Section 9.01(b).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Ratings” means, on any day, the ratings by S&P, Moody’s and Fitch applicable on such day to the senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
“Recipient” means the Administrative Agent and any Bank.
“Redeemable Preferred Stock” of any Person means any preferred stock issued by such Person (i) required (by the terms of the governing instruments or at the option of the holder) to be mandatorily redeemed for cash at any time prior to the Maturity Date (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof at any time prior to the Maturity Date.
“Reduction/Prepayment Events” means any issuance of any senior unsecured debt securities of the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in a public offering or pursuant to a “Rule 144A” private placement.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S.

Government Securities Business Days preceding the date of such setting or (b) if such Benchmark is not the Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refunding Loan” means a new Loan made on the day on which an outstanding Loan is maturing, or the conversion of a Borrowing of one Type to a Borrowing of another Type, if and to the extent that the proceeds thereof are used for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.12, in each case as contemplated in Section 2.02(d).
“Register” has the meaning set forth in Section 9.07(e.)
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, members, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (a) with respect to any Term SOFR Borrowing, Adjusted Term SOFR or (b) with respect to any Daily Simple SOFR Borrowing, Adjusted Daily Simple SOFR.
“Required Banks” means, at any time, Banks having aggregate Commitments equal in amount to more than 50% of the Total Revolving Credit Commitment or, if the Commitments are no longer in effect, Banks holding more than 50% of the aggregate outstanding principal amount of all the Loans. The Commitments and Loans of any Defaulting Bank shall be disregarded in determining the Required Banks at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any applicable full-scope Sanctions (which, as of the Closing Date, includes the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, the Kherson and Zaporizhzhia regions of Ukraine, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any applicable Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any such Person or Persons referred to in clause (a) or (b) above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Borrower within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Specified Acquisition” means the merger of a wholly owned Subsidiary of the Borrower with and into the Acquired Company, pursuant to which the Acquired Company shall become a wholly owned Subsidiary of the Borrower, in accordance with the terms of the Specified Acquisition Agreement.
“Specified Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of March 27, 2024, by and among the Borrower, the Acquired Company, Star Acquisition Merger Sub Inc., a Delaware corporation, and Shingle Acquisition, LP, a Delaware limited partnership.
“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Out Fee” has the meaning set forth in Section 2.07(b).

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of the term “Base Rate”).
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Revolving Credit Commitment” means, at any time, the aggregate amount of Commitments under this Agreement as of such time, which amount is equal to $10,000,000,000 as of the date hereof, as such aggregate amount of Commitments may be reduced from time to time in accordance with Section 2.08 or Section 2.09.
“Transferee” has the meaning set forth in Section 9.07(d).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of the term “Base Rate”), the Base Rate or, if applicable pursuant to Section 8.01, Section 8.02 or Section 8.03, the Adjusted Daily Simple SOFR.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USA Patriot Act” has the meaning set forth in Section 9.16.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes in presentation with which the Borrower’s independent registered public accounting firm has concurred or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks. With respect to any such change with which the Borrower’s independent registered public accounting firm has concurred or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents, if either: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, such calculations shall instead be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04). Further, at any time any change in GAAP or change in financial statement presentation as to which the independent registered public accounting firm has concurred would affect the computation of any financial ratio or requirement set forth in this Agreement, if either the Borrower or the Required Banks shall so request, the Administrative Agent, the Banks and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or change in financial statement presentation (subject to the approval of the Borrower and the Required Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein (subject, however, to the first sentence of this Section) and (ii) the Borrower shall provide to the Administrative Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or financial statement presentation. Notwithstanding the foregoing (other than for purposes of Sections 4.04(a), 5.01(a) and 5.01(b)), (a) all terms of an accounting character used herein (including the term “Consolidated Net Tangible Assets”) shall be interpreted, and all accounting determinations hereunder shall be made, including as such terms are used in the definitions of “Debt” and “Lien” and in Section 5.03, without giving effect to any change in accounting for leases resulting from the implementation of Financial Accounting Standards Board Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a finance lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842 and (b) the amount of any Debt shall be determined without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Debt at “fair value”, as defined therein.
SECTION 1.03.References. Unless otherwise indicated, references in this Agreement to “Articles”, “Exhibits”, “Schedules”, “Sections” and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.
SECTION 1.04.Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.
SECTION 1.05.Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 1.06.Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (other than as expressly set forth herein), including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other Person for damages of any kind, including direct or indirect, special, punitive incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service except, solely with respect to the administration of such rate by the Administrative Agent, to the extent of direct and actual damages as are determined by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct in its administration of such rate.
SECTION 1.07.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.
ARTICLE II
THE CREDITS
SECTION 2.01.Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans in Dollars to the Borrower from time to time before the Commitment Termination Date; provided that, immediately after each such Loan is made, (a) the aggregate outstanding principal amount of all Loans made by such Bank shall not exceed the amount of its Commitment and (b) the aggregate outstanding principal amount of all Loans shall not exceed the Total Revolving Credit Commitment. Each Borrowing shall be comprised of Term SOFR Loans, Base Rate Loans or, if applicable pursuant to this Agreement, Daily Simple SOFR Loans. Each Borrowing shall be in an aggregate principal amount of (i) in the case of Base Rate Loans or, if applicable pursuant to this Agreement, Daily Simple SOFR Loans, $1,000,000 or any larger multiple of $500,000, and (ii) in the case of Term SOFR Loans, $5,000,000 or any larger multiple of $500,000, except that any such Borrowing, whether a Base Rate Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing, may be in the aggregate amount of the unused Commitments. Each Borrowing shall be made from the Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow and, following a repayment or prepayment, reborrow under this Section 2.01 at any time before the Commitment Termination Date, and may repay or prepay Loans at any time before the Maturity Date.

SECTION 2.02.Method of Borrowing. (a) The Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”), which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower, prior to 12:00 p.m. (New York City time) on the same day for a Base Rate Borrowing, prior to 11:00 a.m. (New York City time) at least two (2) U.S. Government Securities Business Days prior to each Term SOFR Borrowing and, if applicable pursuant to this Agreement, prior to 11:00 a.m. (New York City time) at least five (5) U.S. Government Securities Business Days prior to each Daily Simple SOFR Borrowing. Each Notice of Borrowing shall be signed by any authorized officer of the Borrower and shall specify:
(i)the date of the applicable Borrowing, which shall be a Business Day;
(ii)the aggregate principal amount of such Borrowing;
(iii)whether the Loans comprising such Borrowing are to be Base Rate Loans, Term SOFR Loans or, if applicable pursuant to this Agreement, Daily Simple SOFR Loans;
(iv)in the case of a Term SOFR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and
(v)the location and number of the Borrower’s account to which funds are to be disbursed.
(b)Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.
(c)Not later than 2:00 p.m. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing in Dollars immediately available in New York, New York, to the Administrative Agent at such account of the Administrative Agent as shall be specified by it for such purpose from time to time. The Administrative Agent will make the funds so received by it from the Banks available to the Borrower, at the account of the Borrower specified in the applicable Notice of Borrowing, not later than 4:30 p.m. (New York City time) on the date of any relevant Borrowing. Unless the Administrative Agent receives notice from a Bank, prior to the date of any Borrowing, stating that such Bank will not make a Loan in connection with such Borrowing, the Administrative Agent shall, in relation to the Banks, be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank’s ratable share of such Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes any such Bank’s ratable share of a Borrowing available to the Borrower, the Administrative Agent shall promptly notify (which notice may be telephonic) the Borrower of the identity of the Bank for whom such funds were advanced and the amount of such advance. The Administrative Agent shall promptly notify (which notice may be telephonic) the Borrower of the details of any notice received from any Bank stating that any such Bank does not intend to make its ratable share of funds available in connection with any relevant

Borrowing. If the Administrative Agent makes such Bank’s ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date and has not given notice to the Administrative Agent as provided above of such intention, the Administrative Agent shall be entitled to recover such Bank’s ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent upon prior notice to the Borrower), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to (i) in the case of a payment to be made by such Bank, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing; provided that any such payment by the Borrower of such Bank’s ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.
(d)If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.
(e)In the event that a Notice of Borrowing fails to specify whether the Loans comprising the requested Borrowing are to be Base Rate Loans or Term SOFR Loans (or, if applicable pursuant to this Agreement, Daily Simple SOFR Loans), such Loans shall be made as Base Rate Loans. In the event that a Notice of Borrowing requesting a Term SOFR Borrowing fails to specify the Interest Period with respect to such Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.
(f)Notwithstanding anything to the contrary contained herein, including, without limitation, Section 2.01, there shall not be more than ten (10) Term SOFR Borrowings and/or Daily Simple SOFR Borrowings outstanding at any given time.
SECTION 2.03.[Reserved.]
SECTION 2.04.Evidence of Indebtedness; Notes. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and, in the case of a Term SOFR Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Banks and each Bank’s share thereof.
(c)The entries made in the accounts maintained pursuant to paragraph (a) and (b) of this Section shall be rebuttable presumptive evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(d)Any Bank may request that Loans made by it be evidenced by a single Note payable to such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank’s Commitment. In such event, the Borrower shall prepare, execute and deliver to such Bank a Note payable to such Bank.
(e)Each Bank may record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank’s Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank’s Notes; provided, that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required. In order to verify the Loans outstanding from time to time, at the request of the Borrower, the Administrative Agent shall furnish the Borrower with its records of transactions under this Agreement, in reasonable detail.
SECTION 2.05.Maturity of Loans. (a) Each Term SOFR Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing. Each other Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date (for the avoidance of doubt, as the same may have been extended as set forth in the definition of such term). The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Bank, the principal of each Loan at the maturity thereof.
(b)[Reserved.]
(c)Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Maturity Date (for the avoidance of doubt, as the same may have been extended as set forth in the definition of such term).

SECTION 2.06.Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or converted to until it is repaid, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, on the Maturity Date and, if the Maturity Date shall have been extended pursuant to Section 2.16, as to the interest accrued on the principal amount repaid or prepaid after the Commitment Termination Date, upon the repayment or prepayment of such Loan.
(b)Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Adjusted Term SOFR for such Interest Period plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof (and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof) and upon the repayment or prepayment of such Loan.
(c)Each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or converted to until it is repaid, at a rate per annum equal to the Adjusted Daily Simple SOFR for such day plus the Applicable Margin. Such interest shall be payable monthly in arrears on each date that is on the numerically corresponding day in each calendar month that is one month after the date such Loan is made or converted to (or, if there is no such numerically corresponding day in such month, then the last day of such month), on the Maturity Date and, as to the interest accrued on the principal amount repaid or prepaid, upon the repayment or prepayment of such Loan.
(d)[Reserved.]
(e)In the event of Default in payment of any principal of or interest on any Loan or any fee payable by the Borrower hereunder, such overdue amount to the fullest extent permitted by applicable law, after as well as before judgment, shall automatically and without notice bear interest at the Default Rate, which interest will be payable on demand.
SECTION 2.07.Fees. (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a facility fee (the “Facility Fee”), which shall accrue at the Facility Fee Rate on the average daily amount of the Commitment of such Bank, whether or not used (and, following the termination of such Commitment, on the aggregate outstanding principal amount of the Loans of such Bank), during the period from and including the Closing Date to but excluding the Maturity Date (or, if any Loans shall remain unpaid on the Maturity Date, to such later date as shall be the date of repayment of all the Loans). Facility Fees accrued through and including the last day of each March, June, September and December shall be due and payable in arrears on the 15th day following such last day, commencing with the first such date to occur after the Closing Date, and accrued Facility Fees shall also be due and payable on the date on which all the Commitments shall have terminated (and, if the Maturity Date shall have been extended pursuant to Section 2.16, on each subsequent date on which any Loans are repaid or prepaid) and on the Maturity Date; provided that any Facility Fees accruing after the date on which all the Commitments shall have been terminated (except if the Maturity Date shall have been extended pursuant to Section 2.16) or after the Maturity Date shall be payable on demand.

(b)Subject to the extension of the Maturity Date pursuant to Section 2.16, the Borrower shall pay to the Administrative Agent, for the account of each Bank, on the Commitment Termination Date, a term out fee (a “Term Out Fee”) equal to 0.50% of the aggregate amount of such Bank’s outstanding Loans that are not repaid on the Commitment Termination Date.
(c)If and to the extent Commitments or Loans remain in effect or outstanding as of each of the dates set forth in the table below, the Borrower shall pay to the Administrative Agent, for the account of each Bank, on such date a duration fee (the “Duration Fee”) equal to the applicable percentage set forth in the table below of the amount of such Bank’s Commitment, whether used or unused, on such date (or, if such Bank shall have no Commitment on such date but any Loans are outstanding, of the aggregate principal amount of the Loans of such Bank outstanding on such date).

Date	Duration Fee Percentage
June 28, 2024	0.100%
December 13, 2024	0.100%
(d)The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as have been agreed by the Administrative Agent and the Borrower.
SECTION 2.08.Optional Termination or Reduction of Commitments. (a) The Borrower may, upon at least three (3) Business Days’ written notice to the Administrative Agent, terminate at any time, or reduce the Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000; provided that the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.10 or Section 2.11, the aggregate outstanding principal amount of all Loans of any Bank shall exceed the amount of its Commitment as so reduced. Each notice delivered by the Borrower pursuant to this Section 2.08(a) shall be revocable (which revocation shall be made by written notice to that effect from the Borrower to the Administrative Agent) until the specified date of the termination or reduction and (b) without limiting clause (a) above, may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (which revocation shall be made by written notice to that effect from the Borrower to the Administrative Agent) on or prior to the specified date of the termination or reduction if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Banks of the contents thereof. Any termination or reduction of the Commitments pursuant to this Section 2.08 shall be permanent. Each reduction of the Commitments pursuant to this Section 2.08 shall be made ratably among the Banks in accordance with their respective Commitments.
SECTION 2.09.Mandatory Termination or Reduction of Commitments. (a)  The Commitments shall terminate (i) on the Commitment Termination Date, (ii) upon the occurrence of a Change in Control, on any date that shall have been specified for such termination in a notice of termination delivered by the Administrative Agent (acting at the direction of the Required Banks) to the Borrower; provided that if the Borrower shall have provided written notice to the Administrative Agent of the occurrence of such Change in Control (or a potential occurrence of such Change in Control), specifying the details thereof and the date or the expected date of the occurrence thereof, then such notice of termination must be delivered to the Borrower no later than 45 days after the delivery of such notice from the Borrower to the Administrative Agent (it being understood that in the event the Borrower shall have provided to the Administrative Agent a notice of a potential occurrence of a Change in Control, the notice of termination may specify that the date of the termination of the Commitments shall be the date of the occurrence of such Change in Control, without referring to a specific calendar date), and (iii) as provided in Section 6.01.
(b)In the event the Specified Acquisition Agreement shall be terminated in accordance with its terms prior to the consummation of the Specified Acquisition, then (i) the Borrower shall give prompt (and in any event within one (1) Business Day) written notice to the Administrative Agent of such termination and (ii) unless previously terminated, the Commitments shall terminate on the date that is three (3) Business Days after the date of such termination of the Specified Acquisition Agreement. Promptly following receipt of any such notice, the Administrative Agent shall advise the Banks of the contents thereof.
(c)In the event and on each occasion that, on or after the Closing Date and prior to the termination of all the Commitments, the Borrower or any of its Subsidiaries receives any Net Cash Proceeds in respect of a Reduction/Prepayment Event, then (i) the Borrower shall give prompt (and in any event within one (1) Business Day) written notice to the Administrative Agent of such Reduction/Prepayment Event, specifying the amount of Net Cash Proceeds resulting therefrom (together with a reasonably detailed calculation thereof), and (ii) the Commitments will be automatically reduced, on the date that is two (2) Business Days after the date of receipt of such Net Cash Proceeds, by an amount equal to the lesser of (x) the Total Revolving Credit Commitment at such time and (y) the amount of Net Cash Proceeds received in respect of such Reduction/Prepayment Event. Promptly following receipt of any such notice, the Administrative Agent shall advise the Banks of the contents thereof.
(d)Any termination or reduction of the Commitments pursuant to this Section 2.09 shall be permanent. Each reduction of the Commitments pursuant to this Section 2.09 shall be made ratably among the Banks in accordance with their respective Commitments.
SECTION 2.10.Optional Prepayments. (a) The Borrower may, upon written notice to the Administrative Agent, prepay any Base Rate Borrowing or Daily Simple SOFR Borrowing in whole or in part at any time, in a minimum amount of at least $500,000 or any larger multiple of $500,000 (or the remaining outstanding principal amount of such Borrowing, if less), by paying the principal amount to be prepaid together with (in the case of a Base Rate Borrowing, solely to the extent required pursuant to Section 2.06(a)) accrued interest thereon to the date of prepayment.
(b)The Borrower may, upon written notice to the Administrative Agent, prepay any Term SOFR Borrowing, at any time prior to the end of the Interest Period applicable to such Borrowing, in whole or in part, in a minimum amount of at least $500,000 or any larger multiple of $500,000 (or the remaining outstanding principal amount of such Borrowing, if less), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment of a Term SOFR Borrowing shall be subject to any and all payments required pursuant to the provisions of Article VIII.
(c)Each notice delivered by the Borrower pursuant to paragraph (a) or (b) of this Section 2.10 (i) shall be revocable (which revocation shall be made by written notice to that effect from the Borrower to the Administrative Agent) until the specified date of the applicable prepayment and (ii) without limiting clause (i) above, may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (which revocation shall be made by written notice to that effect from the Borrower to the Administrative Agent) on or prior to the specified date of the applicable prepayment if such condition is not satisfied. Each optional prepayment pursuant to this Section 2.10 shall be applied to prepay ratably the Loans of the Banks of the applicable Type.
(d)Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.
SECTION 2.11.Mandatory Prepayment.
(a)In the event that, on any date, the aggregate outstanding principal amount of the Loans exceeds the Total Revolving Credit Commitment then in effect (including because of any reduction of the Commitments pursuant to Section 2.08 or 2.09(c), but excluding any such excess as a result of the extension of the Maturity Date pursuant to Section 2.16 and without duplication of amounts required to be prepaid pursuant to clause (b) or (c) below), then the Borrower shall prepay such principal amount of the outstanding Loans (together with interest accrued thereon) as may be necessary so that, after such prepayment, the aggregate outstanding principal amount of the Loans does not exceed the Total Revolving Credit Commitment.
(b)Upon the occurrence of a Change in Control, the Borrower shall repay all Loans then outstanding (together with accrued interest thereon) on any date that shall have been specified for such repayment in a notice of repayment delivered by the Administrative Agent (acting at the direction of the Required Banks) to the Borrower; provided that if the Borrower shall have provided written notice to the Administrative Agent of the occurrence of such Change in Control (or a potential occurrence of such Change in Control), specifying the details thereof and the date or the expected date of the occurrence thereof, then such notice of repayment must be delivered to the Borrower no later than 45 days after the delivery of such notice from the Borrower to the Administrative Agent (it being understood that in the event the Borrower shall have provided to the Administrative Agent a notice of a potential occurrence of a Change in Control, the notice of repayment may specify that the date of such repayment shall be the date of the occurrence of such Change in Control, without referring to a specific calendar date).
(c)In the event the Specified Acquisition Agreement shall be terminated in accordance with its terms prior to the consummation of the Specified Acquisition, then (i) the Borrower shall give prompt (and in any event within one (1) Business Day) written notice to the Administrative Agent of such termination and (ii) the Borrower shall, no later than the date that is three (3) Business Days after the date of such termination of the Specified Acquisition Agreement, repay all Loans then outstanding (together with accrued interest thereon).

(d)In the event and on each occasion that, the Borrower or any of its Subsidiaries receives, after the termination of the Commitments hereunder, any Net Cash Proceeds in respect of a Reduction/Prepayment Event, then (i) the Borrower shall give prompt (and in any event within one (1) Business Day) written notice to the Administrative Agent of such Reduction/Prepayment Event, specifying the amount of Net Cash Proceeds resulting therefrom, and (ii) the Borrower shall, no later than the date that is two (2) Business Days after the date of receipt of such Net Cash Proceeds, prepay Loans (together with accrued interest thereon) in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of Loans then outstanding and (y) the amount of Net Cash Proceeds received in respect of such Reduction/Prepayment Event.
(e)Promptly following receipt of any notice pursuant to paragraph (c) or (d) of this Section 2.11, the Administrative Agent shall advise the Banks of the contents thereof. Each mandatory prepayment pursuant to this Section 2.11 shall be applied to prepay ratably the Loans of the Banks.
SECTION 2.12.General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 2:00 p.m. (New York City time) on the date when due, without offset, in federal funds or other funds immediately available in New York, New York, to the Administrative Agent at such account of the Administrative Agent as shall be specified by it for such purpose from time to time. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks; provided, that, should the Administrative Agent actually receive any relevant payment from the Borrower prior to 2:00 p.m. (New York City time) on the date when due, the Administrative Agent shall initiate the distribution process (by wire or otherwise) to such Bank of each such Bank’s ratable portion of any payment received by the Administrative Agent prior to 5:00 p.m. (New York City time).
(b)Whenever any payment of principal, interest, fees or other amount payable hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.
(c)All payments of principal, interest, fees and other amounts to be made by or on account of any obligation of the Borrower pursuant to this Agreement and the other Loan Documents shall be paid without deduction for, and free from, any Taxes. In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes on any payment pursuant to this Agreement or any other Loan Document, the Borrower shall timely pay such deduction or withholding to the applicable Governmental Authority (or, if the Administrative Agent or any Bank is required to pay any amount in respect of which such deduction or withholding should have been made, promptly reimburse such payment), and shall promptly furnish to the Administrative Agent and any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and, to the extent such deduction or withholding is in respect of an Indemnified Tax, shall pay to each such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or deduction (including any withholding or deduction of Indemnified Taxes imposed on such additional amounts) shall equal the amount such Bank would have received had no such withholding or deduction of Indemnified Taxes been made.

(d)The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(e)Any Bank that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this clause (e) and in Section 2.12(f)) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. Without limiting the generality of the foregoing: (A) each Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or about the date on which such Bank becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding Tax; and (B) each Foreign Bank that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to interest payments under this Agreement or any other Loan Document agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Bank from which the related participation shall have been purchased and to the Administrative Agent), on or about the date on which such Bank becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or Administrative Agent), two (2) duly completed copies of whichever of the following is applicable: (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower under the Loan Documents are effectively connected with such Foreign Bank’s conduct of a trade or business in the United States; (ii) Internal Revenue Service Form W-8 BEN or W-8 BEN-E, as applicable, or any successor form thereto, certifying that such Foreign Bank is entitled to benefits under an income tax treaty to which the United States is a party which eliminates or reduces the rate of withholding tax on payments of interest; (iii) Internal Revenue Service Form W-8 BEN or W-8 BEN-E, as applicable, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Bank qualifies as “portfolio interest” exempt from U.S. withholding Tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Bank is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Bank, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Bank is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign

Bank is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Bank, including Forms W-8 IMY (including all required statements) or W-8 EXP. Each Bank agrees that if any form or certification it previously delivered under this Agreement expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)If a payment made to a Bank under this Agreement or any other Loan Document would be subject to withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this paragraph, FATCA shall include any amendments made to FATCA after the date of this Agreement and any regulations or official interpretations thereof.
(g)Each Bank shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Bank that are paid or payable by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.12(g) shall be paid within 10 days after the Administrative Agent delivers to the applicable Bank a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(h)The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(i)In the event any Bank or other party to this Agreement receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts paid pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund to a Governmental Authority, the indemnifying party shall promptly repay to it the amount of such refund.
(j)Further, if any Bank shall have required the Borrower to pay any Taxes or additional amounts to such Bank or any Governmental Authority for the account of such Bank pursuant to this Section 2.12, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.12 in the future, and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
(k)Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in Sections 2.12(c) through 2.12(j) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.
SECTION 2.13.Computation of Interest and Fees. Interest on the Loans shall be computed on the basis of a year of 365/366 days, as to Base Rate Loans when Base Rate is based on the Prime Rate, and 360 days, otherwise, in each case for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility Fees and any other accruing fees payable hereunder from time to time shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.14.[Reserved.]
SECTION 2.15.Defaulting Banks.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(i)Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Banks.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to any right of setoff shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and sixth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Bank until such time as all Loans are held by the Banks pro rata in accordance with the Commitments under this Agreement. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents thereto.
(iii)A Defaulting Bank shall not be entitled to receive, and the Borrower shall not be required to pay, (A) any Facility Fee for any period during which such Bank is a Defaulting Bank except on (or on the portion of its Commitment equal to) the outstanding principal amount of the Loans of such Bank or (B) any Duration Fee payable on any date on which such Bank is a Defaulting Bank except on (or on the portion of its Commitment equal to) the aggregate outstanding principal amount of the Loans of such Bank.
(b)If the Borrower and the Administrative Agent agree in writing that a Bank is no longer a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein

(which may include arrangements with respect to any cash collateral), such Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Banks in accordance with their respective Commitments, whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
SECTION 2.16.Extension of Maturity Date. The Borrower may, not more than 90 days prior to the Commitment Termination Date, by delivery of written notice to that effect to the Administrative Agent (which shall promptly deliver a copy to each of the Banks), elect to extend the Maturity Date to May 6, 2026; provided, that any such extension of the Maturity Date shall be subject to the satisfaction, on and as of the Commitment Termination Date, of the conditions that (i) the representations and warranties of the Borrower set forth in Article IV-A shall be true and correct in all material respects as of the Commitment Termination Date (or, to the extent any representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), provided that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects, (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Administrative Agent shall have received a certificate, dated the Commitment Termination Date and executed by a principal financial officer of the Borrower, stating that the Borrower is electing to extend the Maturity Date and confirming the satisfaction of the foregoing conditions and (iv) the Administrative Agent shall have received the Term Out Fees as provided in Section 2.07(b). In the event the Maturity Date shall be extended pursuant to this Section 2.16, any outstanding Loans that are not repaid on the Commitment Termination Date may, (A) if Term SOFR Loans, be converted to Base Rate Loans or continued as Term SOFR Loans for additional Interest Periods at the ends of the Interest Periods applicable thereto, and (B) if Base Rate Loans, be converted to Term SOFR Loans for available Interest Periods at any time, in each case at the option of the Borrower upon such notice to the Administrative Agent as would have been required for a borrowing of new Loans prior to the Commitment Termination Date (and in the absence of such notice with respect to any Term SOFR Loan, such Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto).
ARTICLE III
CONDITIONS TO EFFECTIVENESS AND BORROWINGS
SECTION 3.01.Conditions to First Borrowing. The obligation of each Bank to make Loans hereunder is subject to the satisfaction of each of the following conditions on or prior to the Closing Date:
(a)the receipt by the Administrative Agent, on or prior to the Closing Date, of the following:

(i)from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party (which, subject to Section 9.15(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page);
(ii)opinion letters of Alston & Bird LLP and of Stacy S. Ingram, Esq., Associate General Counsel and Deputy Corporate Secretary to the Borrower, each dated as of the Closing Date, addressed to the Administrative Agent and the Banks and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;
(iii)a certificate, dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (A) no Default has occurred and is continuing on the Closing Date and (B) the representations and warranties of the Borrower contained in Article IV-A are true and correct on and as of the Closing Date; and
(iv)all documents which the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes and the other Loan Documents and any other matters relevant hereto or thereto, all in form and substance reasonably satisfactory to the Administrative Agent, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items, for the Borrower: (A) Certificate/Articles of Incorporation, (B) Bylaws, (C) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Borrower as a corporation in that state, and (D) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents.
(b)The Administrative Agent and the Arranger shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(c)The Banks shall have received all documentation and other information reasonably requested by the Banks or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
SECTION 3.02.Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing (including any Borrowing made on the Closing Date), other than a Borrowing which consists solely of Refunding Loans, is subject to the satisfaction of the following conditions:
(a)receipt by the Administrative Agent of a Notice of Borrowing;

(b)immediately before and after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing;
(c)the representations and warranties of the Borrower contained in Article IV-A shall be true and correct in all material respects on and as of the date of such Borrowing (other than (i) any representation or warranty that relates solely to an earlier date, in which case such representation or warranty shall be true as of such earlier date, and (ii) after the Closing Date, the representations and warranties found in Sections 4.04(b) and 4.05), provided that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects; and
(d)immediately after such Borrowing, the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment.
Each Borrowing (excluding any Borrowing that consists solely of Refunding Loans) hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof that the conditions precedent set forth in clauses (b), (c) and (d) above have been satisfied.
ARTICLE IV-A
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
The Borrower represents and warrants that:
SECTION 4.01.Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where the failure to so qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to possess any such powers, licenses, authorizations, consents, or approvals would not reasonably be expected to have or cause a Material Adverse Effect.
SECTION 4.02.Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Significant Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Significant Subsidiaries.
SECTION 4.03.Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and the bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.
SECTION 4.04.Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 28, 2024, and the related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended, reported on by KPMG LLP and filed on Form 10-K with the Securities and Exchange Commission, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.
(b)Since January 28, 2024, there has been no event, act, condition or occurrence having a Material Adverse Effect.
SECTION 4.05.No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have or cause a Material Adverse Effect.
SECTION 4.06.Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 4.07.Ownership of Property; Liens. Each of the Borrower and its Significant Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such properties is subject to any Lien except as permitted in Section 5.03.
SECTION 4.08.No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
SECTION 4.09.Full Disclosure. All written information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and correct in all material respects or based on what the Borrower in good faith believes to be reasonable estimates on the date as of which such information is stated or certified.
SECTION 4.10.Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used for any purpose, including, without limitation, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, which violates, or which is inconsistent with, the provisions of Regulation U.
SECTION 4.11.Anti-Corruption Laws and Sanctions. The Borrower maintains and will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and, to the knowledge of the Borrower, its Subsidiaries and their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. To the knowledge of the Borrower, neither this credit facility nor any Loans made hereunder will, whether directly or, to the knowledge of the Borrower, indirectly, be used by or for the benefit of a Sanctioned Person or will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.
SECTION 4.12.Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
ARTICLE IV-B
REPRESENTATIONS AND WARRANTIES OF THE BANKS AND THE ADMINISTRATIVE AGENT
The Administrative Agent and each Bank severally represents and warrants on behalf of itself, but not on behalf of any other Person, that:
SECTION 4.13.Administrative Agent and Bank Corporate Existence and Power. (a) It is a banking association, corporation or other legal entity, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational powers and all material governmental licenses, authorizations and approvals required to perform its obligations hereunder.
(b)In the case of a Bank, it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.07, the disposition of the Loans of that Bank shall at all times be within its exclusive control.
SECTION 4.14.Administrative Agent and Bank Binding Effect. This Agreement constitutes a valid and binding agreement of it enforceable against it in accordance with its terms, provided that the enforceability hereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.
SECTION 4.15.Compliance with ERISA. (a) In the case of a Bank, such Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

ARTICLE V
COVENANTS
The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:
SECTION 5.01.Information. The Borrower will deliver to the Administrative Agent for distribution to each Bank:
(a)as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by KPMG LLP or other independent registered public accounting firm of nationally recognized standing, with such audit report to be free of any exceptions and qualifications as to “going concern” (other than with respect to, or expressly resulting solely from, (x) any potential inability to satisfy any financial covenant that may be included in any agreement to which the Borrower or its Subsidiaries are a party on a future date or in a future period or (y) an upcoming maturity date under any Debt);
(b)as soon as available and in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter (or Fiscal Year in the case of balance sheets) and the corresponding portion of the previous Fiscal Year, all certified (subject to the absence of footnotes and to normal year-end audit adjustments) as to fairness of presentation in accordance with GAAP by the chief financial officer or the chief accounting officer of the Borrower;
(c)simultaneously with the delivery of each set of financial statements referred to in clause (a) or (b) above, a certificate, substantially in the form of Exhibit C (a “Compliance Certificate”), of the chief financial officer, the treasurer or the chief accounting officer of the Borrower stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d)promptly after any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer or the treasurer of the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(e)promptly upon the public filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

(f)if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice, in each case of clauses (i) through (iii), where such event or occurrence (or the circumstances that are the subject of any such notice), either individually or in the aggregate with all other such events or occurrences (or the circumstances that are the subject of any such notice) described in this clause (f), would be reasonably likely to give rise to a Material Adverse Effect; and
(g)as applicable, from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries, or such other information concerning the Borrower and its Subsidiaries as may be required under any applicable “know your customer” laws, in each case, as the Administrative Agent, at the request of any Bank, may reasonably request; provided, however, that in any event the Borrower shall not be obligated to deliver any such information to the extent delivery thereof could compromise any attorney-client privilege or that would cause undue expense or burden for the Borrower to obtain or prepare.
Information required to be delivered to the Administrative Agent pursuant to this Section 5.01 shall be deemed to have been delivered to the Administrative Agent, and by the Administrative Agent to the Banks, if such information shall have been posted on the Platform or shall be publicly available on the website of the Securities and Exchange Commission at http://www.sec.gov (or any replacement, successor or substitute therefor). Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
SECTION 5.02.Inspection of Property. The Borrower will permit, and cause each Subsidiary to permit, representatives of the Administrative Agent at the Banks’ expense and limited to once per year prior to the occurrence of an Event of Default and at the Borrower’s expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records relevant in the reasonable judgment of the Administrative Agent to an assessment of the Borrower’s creditworthiness, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants; provided that the Borrower shall be given the opportunity to participate in any discussions with the Borrower’s independent public accountants; and provided, further, that if in the Borrower’s judgment the disclosure of any requested information would compromise any attorney-client privilege, privilege afforded to attorney work product or similar privilege, the Borrower shall make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall endeavor in good faith otherwise to disclose information responsive to the Administrative Agent’s requests in a manner that will protect such privilege.

The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times as may reasonably be requested.
SECTION 5.03.Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
(a)Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;
(b)any Lien existing on any asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation thereof;
(c)any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (or effecting any repairs, improvements or additions to such asset); provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction, repair or improvement thereof;
(d)any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;
(e)any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;
(f)Liens securing Debt owing by any Subsidiary to the Borrower or another Subsidiary;
(g)any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section; provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased (other than by the amount of accrued interest, fees and transactions costs);
(h)Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not, in the aggregate, materially detract from the value of the assets of the Borrower and its Subsidiaries, taken as a whole, or materially adversely impair the business operations of the Borrower and its Subsidiaries, taken as a whole;
(i)any Lien on Margin Stock;
(j)Liens arising from any synthetic lease transaction pursuant to which the Borrower or any of its Subsidiaries is a lessee;

(k)Liens securing the obligations and liabilities of the Borrower hereunder;
(l)any Liens on fixed or capital assets securing capital lease obligations of the Borrower or any Subsidiary; provided that such Liens shall only apply to the assets subject to such capital leases (and the proceeds and products thereof); and
(m)Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt or other obligations in an aggregate amount at any time outstanding not to exceed 12.5% of Consolidated Net Tangible Assets;
provided, however, that all Liens permitted by the foregoing clauses (a) through (i) and clause  (m) shall at no time secure Debt in an aggregate amount greater than 15% of Consolidated Net Tangible Assets.
SECTION 5.04.Maintenance of Existence. The Borrower shall maintain its corporate existence, except as permitted by Section 5.05. The Borrower shall carry on its businesses (directly or through its Subsidiaries) in all material respects in substantially the same manner and in substantially the same fields as such businesses are now carried on (or other fields reasonably related thereto or that are reasonable extensions thereof).
SECTION 5.05.Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate with or merge into any other Person, or sell, lease or otherwise transfer (or permit its Subsidiaries to sell, lease or otherwise transfer) assets constituting all or substantially all the assets of the Borrower and its Subsidiaries to any other Person; provided that the Borrower may consolidate or merge with another Person if (a) such Person is solvent and organized under the laws of the United States of America or one of its states, (b) the Borrower is the corporation surviving such merger or consolidation and (c) immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing.
SECTION 5.06.Use of Proceeds.
(a)The Borrower will use the proceeds of the Loans for working capital and other general corporate purposes of the Borrower and its Subsidiaries. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary for any purpose which would result in the violation of Regulation U.
(b)No part of the proceeds of any Loan will knowingly be used by the Borrower or any Subsidiary, whether directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions or (iii) in any manner that would result in the violation by the Borrower or any Subsidiary of any applicable Sanctions.
SECTION 5.07.Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where the failure to so comply would not reasonably be expected to have or cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all Taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, would become a lien against the property of the Borrower or any of their Subsidiaries, except (i) liabilities being contested in good faith and against which, if requested by the Administrative Agent, the Borrower will set up reserves in accordance with GAAP or (ii) where the failure so to pay would not reasonably be expected to have or cause a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
ARTICLE VI
DEFAULTS
SECTION 6.01.Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a)the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five (5) Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five (5) Business Days after such fee or other amount becomes due;
(b)the Borrower shall fail to observe or perform any covenant contained in Sections 5.03 to 5.06, inclusive;
(c)the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof being given to the Borrower by the Administrative Agent at the request of any Bank or (ii) any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer of the Borrower otherwise becoming aware of any such failure;
(d)any representation, warranty, certification or statement made by the Borrower in Article IV-A of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made);
(e)the Borrower or any Significant Subsidiary shall fail to make any payment in respect of Debt (exclusive of Debt owing between and among the Borrower and its Subsidiaries) outstanding in an aggregate amount in excess of $300,000,000 (other than Debt hereunder) when due or within any applicable grace period;

(f)any event or condition shall occur which results in the acceleration of the maturity of Debt for money borrowed outstanding in an aggregate amount in excess of $300,000,000 of the Borrower or any Significant Subsidiary (including, without limitation, pursuant to any required mandatory prepayment or “put” of such Debt to the Borrower or any Significant Subsidiary by reason of the breach by the Borrower or a Significant Subsidiary of a term or provision contained in the agreement or instrument evidencing such Debt);
(g)the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(h)an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
(i)one or more judgments or orders for the payment of money in an aggregate amount in excess of $300,000,000 (excluding any amount covered by third party insurance or indemnification from a creditworthy third party as to which claims have been filed and the insurer or indemnitor has not denied coverage) shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied, unbonded and unstayed for a period of 75 days; or
(j)the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 75 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and such liens shall remain undischarged for a period of 75 days after the date of filing; and in each such case such event or circumstance, individually or in the aggregate with all other such events or circumstances described in this clause (j), would be reasonably likely to result in a Material Adverse Effect;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower, declare the Loans and the Notes (together with accrued interest thereon) to be, and the Loans and the Notes and all outstanding principal amounts hereunder and thereunder shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default and all other amounts due hereunder; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans and the Notes and all outstanding principal amounts hereunder and thereunder (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default and all other amounts due hereunder. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.
SECTION 6.02.Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c), promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
ARTICLE VII
THE ADMINISTRATIVE AGENT
SECTION 7.01.Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank or be subject to any fiduciary or other implied duties to any Bank, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent; (d) shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law; and (e) shall not be responsible to any Bank for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.
The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Banks, and, except for its consent rights under Section 7.09, the Borrower shall not have any rights as a third party beneficiary of any of the provisions of this Article VII. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as administrative agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.
SECTION 7.02.Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks or such other number of Banks as is expressly required (or as the Administrative Agent shall in good faith believe to be required) hereby or thereby, and such instructions of the Required Banks or other Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.
SECTION 7.03.Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to

Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law; provided further that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.
SECTION 7.04.Rights of Administrative Agent as a Bank. With respect to the Loans made by it, JPMorgan in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include JPMorgan in its individual capacity. The Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to, act as the financial advisor for and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.
SECTION 7.05.Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, for such Bank’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding legal fees, to the extent excluded from the indemnification provisions of Section 9.04 pursuant to Section 9.04(b)(v), and, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent, as determined by a court of competent jurisdiction by a final and nonappealable judgment. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. For purposes hereof, a Bank’s “pro rata share” shall be determined based upon its share of the sum of the total Loans and the unused Commitments at the time.
SECTION 7.06.CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL

DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. WITHOUT LIMITING OR OTHERWISE IMPAIRING THE BORROWER’S INDEMNIFICATION OBLIGATIONS FOR THIRD-PARTY CLAIMS UNDER SECTION 9.04, THE BORROWER SHALL NOT BE RESPONSIBLE OR LIABLE TO THE ADMINISTRATIVE AGENT, ANY BANK OR ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 7.07.Nonreliance on Administrative Agent and Other Banks. Each Bank acknowledges and agrees that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) in participating as a Bank, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable, to such Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (c) it has, independently and without reliance on the Administrative Agent, the Arranger, any other Bank or their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Bank or their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates in any capacity.
SECTION 7.08.Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.
SECTION 7.09.Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time by the Required Banks if the Person serving as Administrative Agent is a Defaulting Bank pursuant to clause (d) of the definition thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent; provided, that, so long as no Event of Default shall have occurred and then be continuing, the Borrower shall have the right to consent to any successor Administrative Agent (which consent (x) in the case of any Bank being appointed successor Administrative Agent, shall not be unreasonably withheld, and (y) in the case of the appointment of any other Person as successor Administrative Agent, may be withheld in the discretion of the Borrower). If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s notice of resignation or the Required Banks’ removal of the retiring Administrative Agent, then the retiring or removed Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII and Sections 9.03 and 9.04 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.
SECTION 7.10.Certain Named Parties. Notwithstanding anything herein to the contrary, no Person named on the cover page of this Agreement as the Sole Lead Arranger and Sole Bookrunner or a Syndication Agent shall, in its capacity as such, have any duties or obligations under this Agreement or any other Loan Document.
SECTION 7.11.Acknowledgements of Banks. (a) Each Bank hereby agrees that (i) if the Administrative Agent notifies such Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Bank under this Section 7.11(a) shall be conclusive, absent manifest error.
(b)Each Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such a later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrower hereby agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower under the Loan Documents, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of satisfying the obligations of the Borrower under the Loan Documents; provided that this Section 7.11(c) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), any obligations of the Borrower under the Loan Documents relative to the amount (and/or timing for payment) of such obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent.
(d)Each party’s obligations under this Section 7.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE VIII
CHANGE IN CIRCUMSTANCES; COMPENSATION
SECTION 8.01.Basis for Determining Interest Rate Inadequate or Unfair. (a) Subject to clause (b) of this Section, if:
(i)the Administrative Agent reasonably and in good faith determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or
(ii)the Required Banks advise the Administrative Agent (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Banks of funding or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Banks of funding or maintaining Daily Simple SOFR Loans;
the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon, until (x) the Administrative Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new request for conversion in accordance herewith, any request for the borrowing of, conversion to or continuation of a Term SOFR Borrowing shall instead be deemed to be a request for the borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 8.01(a)(i) or 8.01(a)(ii) or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 8.01(a)(i) or 8.01(a)(ii) above.  Furthermore, if any Term SOFR Loan or Daily Simple SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 8.01(a) with respect to a Relevant Rate applicable to such Term SOFR Loan or Daily Simple SOFR Loan, then until (x) the Administrative Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new request for a borrowing or conversion in accordance herewith, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 8.01(a)(i) or 8.01(a)(ii) or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 8.01(a)(i) or 8.01(a)(ii) and (2) any Daily Simple SOFR Loan shall, on such date, convert to, and shall constitute, a Base Rate Loan.
(b)(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.
(ii)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)The Administrative Agent will promptly notify the Borrower and the Banks of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.01.
(iv)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR ) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of any Term SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a borrowing of, or conversion to, any Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 8.01(b), any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.
SECTION 8.02.Illegality. If, after the date hereof, the adoption or taking effect of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the official interpretation or official administration thereof by any Governmental Authority charged with the interpretation or administration thereof (any such event being referred to as a “Change of Law”), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it illegal or impossible for any Bank (or its Lending Office) to make, maintain or fund its Term SOFR Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, (a) the obligation of such Bank to make Term SOFR Loans shall be suspended (and, in the case of any request for a Term SOFR Borrowing, such Bank’s ratable share thereof shall be funded as (i) solely if the Adjusted Daily Simple SOFR is not the subject of Section 8.01(a)(i) or 8.01(a)(ii) and it is not illegal or impossible for such Bank to fund and maintain Daily Simple SOFR Loans, a Daily Simple SOFR Loan or (ii) otherwise, a Base Rate Loan (the interest rate on which Base Rate Loan of such Bank shall, if necessary to avoid such illegality (as specified by such Bank in such notice), be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate)) and (b) any outstanding Term SOFR Loans of such Bank shall, if so requested by such Bank in such notice, immediately convert to (i) solely if the Adjusted Daily Simple SOFR is not the subject of Section 8.01(a)(i) or 8.01(a)(ii) and it is not illegal or impossible for such Bank to fund and maintain Daily Simple SOFR Loans, Daily Simple SOFR Loans and (ii) otherwise, Base Rate Loans (the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality (as specified by such Bank in such notice), be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate), with such Daily Simple SOFR Loans or Base Rate Loans participating ratably in all prepayments and repayments of the applicable Term SOFR Borrowing and with accrued interest on such Daily Simple SOFR Loans or Base Rate Loans being payable contemporaneously with the payment of accrued interest on the related Term SOFR Loans of the other Banks. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted, promulgated or issued.
SECTION 8.03.Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any official request or directive (whether or not having the force of law) of any Governmental Authority:
(i)shall subject any Bank (or its Lending Office) to any Taxes on its Loans or Notes, or its obligation to make Loans (or its related deposits, reserves, other liabilities or capital directly attributable, including through the use of reasonable averaging and attribution methods, to the foregoing), or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (but excluding any Excluded Taxes or Indemnified Taxes and without duplication of any amount due under Section 2.13); or
(ii)shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance premium or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) that is directly attributable, including through the use of reasonable averaging and attribution methods, to any Commitment or Loan; or
(iii)shall impose on any Bank (or its Lending Office) or on the United States or applicable offshore market any other condition directly affecting such Bank’s (or its Lending Office’s) ability to make Loans or its obligation to make Loans, or such Bank’s Notes;
and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably determined by such Bank to be material and directly attributable to such Change of Law or compliance with such official request or directive, then within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that no such amount may be claimed by any Bank which is attributable to periods prior to the date which is sixty (60) days preceding the date on which the officer of the Bank having primary responsibility for asset liability management shall have obtained actual knowledge of such demand; provided, further, that the Borrower’s payment of any such claim shall be conditioned on the delivery of written certification of such direct and material increase in costs or reduction in sum received or receivable as provided in Section 8.03(c) hereof.
(b)If any Bank shall have determined that after the date hereof a Change of Law regarding capital adequacy or liquidity, or compliance by such Bank (or its Lending Office), or any Person controlling such Bank with any official written request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on such Bank’s or such controlling Person’s capital as a consequence of its obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such Change of Law (taking into consideration such Bank’s or such controlling Person’s policies with respect to capital adequacy and liquidity) by an amount reasonably determined by such Bank or such controlling Person to be material and directly attributable to such Change of Law or compliance with such official request or directive, then from time to time, within 15 days after demand by such Bank or such controlling Person, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction to the extent directly attributable, including through the use of reasonable averaging and attribution methods, to the Commitments or any Loans; provided that no such amount may be claimed by any Bank which is attributable to periods prior to the date which is sixty (60) days preceding the date on which the officer of the Bank having primary responsibility for asset liability management shall have obtained actual knowledge of such demand; provided, further, that the Borrower’s payment of any such claim shall be conditioned on the delivery of written certification of such direct and material increase in costs or reduction in sum received or receivable as provided in Section 8.03(c) hereof.
(c)Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which its officer having primary responsibility for asset liability management has knowledge, which occurs or is expected to occur after the date hereof, as a result of which such Bank has determined to claim compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall constitute rebuttable presumptive evidence of the amounts to be paid in the absence of manifest error. In determining such amount, such Bank may use any commercially reasonable averaging and attribution methods and a description of such methods (including material assumptions) shall be essential to the “reasonable detail” set forth in such certificate or claim.
(d)The provisions of this Section 8.03 shall (i) be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full of the Loans and cancellation of the Notes.
(e) If any Bank has demanded compensation under this Section 8.03 with respect to costs or reductions that arise solely with respect to its Term SOFR Loans, and the Borrower shall, by at least five (5) Business Days’ prior written notice to such Bank through the Administrative Agent, have elected that the provisions of this clause (e) shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such demand for compensation no longer apply, (i) in the case of any request for a Term SOFR Borrowing, such Bank’s ratable share thereof shall be funded as (A) solely if the Adjusted Daily Simple SOFR is not the subject of Section 8.01(a)(i) or 8.01(a)(ii) and it is not illegal or impossible for such Bank to fund and maintain Daily Simple SOFR Loans, a Daily Simple SOFR Loan or (B) otherwise, a Base Rate Loan and (ii) any outstanding Term SOFR Loans of such Bank shall, if so requested by the Borrower in such notice, immediately convert to (A) solely if the Adjusted Daily Simple SOFR is not the subject of Section 8.01(a)(i) or 8.01(a)(ii) and it is not illegal or impossible for such Bank to fund and maintain Daily Simple SOFR Loans, Daily Simple SOFR Loans and (B) otherwise, Base Rate Loans, with such Daily Simple SOFR Loans or Base Rate Loans participating ratably in all prepayments and repayments of the applicable Term SOFR Borrowing and with accrued interest on such Daily Simple SOFR Loans or Base Rate Loans being payable contemporaneously with the payment of accrued interest on the related Term SOFR Loans of the other Banks.
SECTION 8.04.[Reserved.]
SECTION 8.05.Compensation. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any actual loss, cost or expense incurred by such Bank (but excluding therefrom any loss of margin) as a result of:
(a)any payment or prepayment (pursuant to Section 8.02 or otherwise) of a Term SOFR Loan on a date other than the last day of an Interest Period for such Loan; or
(b)any failure by the Borrower to borrow (other than due to a refusal by the Administrative Agent or any of the Banks to fund under Section 2.02(d) notwithstanding satisfaction of the conditions set forth in Section 3.02), a Term SOFR Loan on the date for the Term SOFR Borrowing of which such Term SOFR Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02.
SECTION 8.06.Replacement of Banks. If any Bank shall request compensation under Section 8.03, or seek reimbursement for Taxes pursuant to Section 2.12, or if any Bank becomes a Defaulting Bank or shall not be required to fund Term SOFR Loans as a result of the operation of Section 8.02, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, (i) terminate the Commitment of such Bank and repay in full all principal of and accrued interest on the Loans of such Bank, and all accrued fees and other amounts then owing by the Borrower to such Bank hereunder, in each case without any obligation to terminate any Commitment, or prepay any Loan, of any other Bank, it being understood and agreed that from and after the effectiveness of any such termination and repayment, such Bank shall be deemed to no longer be a “Bank” hereunder or a party hereto, provided that any such Bank shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement, provided, further, that if, after giving effect to such termination and repayment, the aggregate outstanding principal amount of all Loans shall exceed the Total Revolving Credit Commitment then in effect, then the Borrower shall, concurrently with such termination and repayment, prepay, in accordance with Section 2.10, one or more Borrowings in an amount necessary to eliminate such excess, or (ii) require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Assignee that shall assume such obligations (which Assignee may be another Bank, if a Bank accepts such assignment), provided that, in the case of clause (ii):
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07;
(b)such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the Assignee;
(c)in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 2.12, such assignment shall result in a reduction in such compensation or payments thereafter; and
(d)such assignment shall not conflict with applicable law.
A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01.Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address or e-mail set forth on Schedule 9.01 or such other address or e-mail as such party may hereafter specify for the purpose by notice to each other party (or, in the case of any Bank, to the Borrower and the Administrative Agent). Notices, requests and other communications to the Banks hereunder may be delivered or furnished, in addition to e-mail, by electronic communications (including Internet and the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Bank if such Bank has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication.
Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice, request or other communication is not sent during the normal business hours of the recipient, such notice, request or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, (iii) if posted to an Internet or intranet website, including the Platform, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (ii) of notification that such notice, request or other communication is available and identifying the website address therefor or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices, requests and other communications to the Administrative Agent under Article II or Article VIII shall not be effective until received.
(b)The Administrative Agent may, but shall not be obligated to, make any Communication to the Banks by posting such Communication on Debt Domain, IntraLinks, SyndTrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform, and the Administrative Agent expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower, any Bank or any other Person for damages of any kind (whether in tort, contract or otherwise), arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent arising from such actions or omissions of the Administrative Agent with respect to such transmission of Communications as constitute bad faith, gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Bank that are added to the Platform.
SECTION 9.02.No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 9.03.Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses actually incurred by the Administrative Agent, including fees and disbursements of outside counsel for the Administrative Agent, in connection with (A) the preparation of this Agreement and the other Loan Documents (on the terms set forth in the Commitment Letter dated April 9, 2024, entered into among the Borrower and JPMorgan) and (B) any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses reasonably incurred by the Administrative Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer, documentary, stamp and similar Taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

SECTION 9.04.Indemnification; Limitation of Liability. (a) Subject to the provisions of paragraphs (b) and (d) below, the Borrower shall indemnify the Administrative Agent, the Banks and their respective Related Parties (each an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities or damages to which any of them may become subject, insofar as such losses, liabilities or damages arise out of or result from:
(i)any actions, suits, proceedings (including any investigations or inquiries, actual or threatened) or claims by third parties against or involving any Indemnitee related to the actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or otherwise relating to this Agreement or any other Loan Document (collectively, “Claims” and individually, a “Claim”), or
(ii)breach by the Borrower of this Agreement or any other Loan Document, or
(iii)any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents against the Borrower at a time when an Event of Default shall have occurred and then be continuing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees, partners, members and agents, upon demand for the reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees) actually and reasonably incurred in connection with any such Claim, breach or action.
(b)In no event shall the indemnity provided for in Section 9.04(a) extend to any losses, liabilities or damages or related expenses to the extent arising out of or resulting from (i) any Claim which is the subject matter of another indemnity provision (for which the Borrower is the indemnitor) of this Agreement, (ii) the willful misconduct or gross negligence of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (iii) any breach by such Indemnitee of its representations or obligations under any Loan Document, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (iv) the violation by such Indemnitee of any law, rule or regulation binding upon such Indemnitee (including without limitation any law, rule or regulation governing the operation of national banks, but excluding any violation of any law described in Section 4.11 or 5.06 hereof resulting from the use by the Borrower of proceeds of any extensions of credit made hereunder), as determined by a final, non-appealable judgment of a court of competent jurisdiction, (v) any costs, fees or expenses arising out of the acquisition or transfer by such Indemnitee of any interest in the Notes or the Loan Documents except any such transfer (x) in connection with the exercise of remedies hereunder in accordance with the terms of Section 6.01 hereof after the occurrence of an Event of Default or (y) occurring at the direction of the Borrower, (vi) any Claim with respect to which any Indemnitee has a right to participate in a proceeding with respect to such Claim, if such Indemnitee refuses to implead, to the extent reasonable and practicable, any party whom the Borrower believes is ultimately responsible with respect to such Claim or to assert, to the extent reasonable and practicable, any cross-claims the Borrower deems appropriate where it is not possible for the Borrower to assert such rights itself, (vii) any Claim arising from a dispute solely among Indemnitees not involving an act or omission of the Borrower or its Related Parties and not brought against the Administrative Agent, the Syndication Agent or the Arranger in its capacity or in fulfilling its role as such, or (viii) the economic assumptions underlying any Indemnitee’s entry into the transactions contemplated by or related to this Agreement proving to be incorrect, thereby reducing the expected economic return to such Indemnitee, except to the extent such assumptions were based on representations of the Borrower herein or financial information provided by the Borrower pursuant hereto, or because the Borrower’s exercise of any of its rights hereunder in accordance with the terms of this Agreement decreases the expected economic return to such Indemnitee.
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 9.03 or 9.04(a), each Bank severally agrees to pay to the Administrative Agent such Bank’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity or in fulfilling its role as such. For purposes hereof, a Bank’s “pro rata share” shall be determined based upon its share of the sum of the total Loans and the unused Commitments at the time.
(d)The following shall apply to all claims for indemnity under this Section 9.04 (and under the Commitment Letter referred to in Section 9.03):
(i)If any Indemnitee has actual knowledge of any Claim made against it that it is hereby indemnified against, it shall give prompt written notice thereof to the Borrower; provided, however, that the failure of an Indemnitee to give such notice shall not relieve the Borrower of its obligations hereunder, unless such failure prejudices the Borrower’s ability to contest such Claim in any material respect. Any payment made by the Borrower to an Indemnitee pursuant to this Section 9.04 shall not be deemed to be a waiver or release of any right or remedy (including any remedy of damages) the Borrower may have against such Indemnitee if, as a result of the failure by an Indemnitee to give the Borrower notice in accordance with the preceding sentence, the Borrower is prejudiced in any material respect in the exercise of its rights to contest the Claims indemnified against pursuant to this Section 9.04.
(ii)Each Claim against an Indemnitee by a third party shall, if reasonably requested by the Borrower, be contested by the Indemnitee in good faith by appropriate proceedings, provided that the Borrower shall indemnify such Indemnitee in full in respect of any reasonable out-of-pocket fees, costs or expenses reasonably and actually incurred by such Indemnitee in conducting such contest (such costs, if requested by the Indemnitee, to be funded by the Borrower concurrently with such contest) and the amount of any interest or penalties which are required to be paid as a direct result of contesting such Claim. The Borrower shall be entitled to assume responsibility for and control of the defense of any Claim in respect of which any Indemnitee makes or intends to make a claim against the Borrower for indemnity pursuant to this Section 9.04, provided that (A) the legal counsel retained by the Borrower for such purpose is reasonably acceptable to the Administrative Agent (it being agreed that such counsel will not be satisfactory if the Indemnitee reasonably determines that having common counsel represent such Indemnitee and the Borrower would present such counsel with a conflict of interest) and (B) the Borrower pursues such contest diligently and in good faith and, upon the reasonable request of the Administrative Agent, provides the Administrative Agent with reasonable details of the status of the contest and copies of legal briefs, court filings and, subject to applicable considerations of legal privilege, counsel’s memoranda relevant to such contest. In the event that (1) an Event of Default shall have occurred and be continuing or (2) the Borrower fails to comply with the foregoing requirements in any material respect, the applicable Indemnitee may, if such Event of Default or failure, as the case may be, continues after such Indemnitee has given the Borrower a reasonable opportunity, taking into account existing circumstances, to effect the applicable level of compliance, reassume responsibility for and control of the relevant contest, which, in such circumstances, such Indemnitee agrees to pursue diligently and in good faith. To the extent the Borrower is entitled to defend any claim hereunder, the Indemnitee shall cooperate in good faith with the Borrower and may participate in the defense thereof at such Indemnitee’s sole cost and expense.
(iii)Each Indemnitee shall supply the Borrower with such information as the Borrower shall reasonably request to defend or participate in any proceeding permitted by this Section 9.04; provided, however, that any such information which is proprietary or confidential need be furnished only under such arrangements designed to preserve to confidentiality or proprietary nature of the information as shall be reasonable under the circumstances.
(iv)No Indemnitee shall enter into a settlement or other compromise or consent to a judgment with respect to any Claim without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) unless such Indemnitee waives its rights in writing with respect to such Claims under this Section 9.04; it being agreed that the Borrower may withhold its consent in the event such settlement, compromise or consent includes any admission of wrongdoing on the part of the Borrower or a Subsidiary thereof or would subject the Borrower or a Subsidiary thereof to injunctive or other non-monetary remedies. The entering into of any such settlement or compromise or consent without the Borrower’s prior written consent (unless the withholding of such consent by the Borrower requested by such Indemnitee shall have been unreasonable) shall constitute a waiver by such Indemnitee of its rights of indemnification hereunder in respect of such matter. If the Borrower shall have assumed the defense of any Claim against an Indemnitee as provided above in this Section, the Borrower shall not enter into a settlement or other compromise or consent to a judgment with respect to such if such settlement would include any admission of wrongdoing on the part of such Indemnitee or any of its Related Parties or would subject such Indemnitee or any of its Related Parties to injunctive or other non-monetary remedies unless such Indemnitee otherwise consents in writing.
(v)In the event the Borrower shall be obligated to indemnify any Indemnitee pursuant to this Section 9.04, the Borrower shall be subrogated to the rights of such Indemnitee in respect of the matter as to which the indemnity was paid and may pursue the same at the Borrower’s expense. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Borrower shall have paid to such Indemnitee or for which the Borrower shall have reimbursed such Indemnitee pursuant to this Section 9.04, any Indemnitee shall promptly pay or cause to be paid to the Borrower an amount equal to such recovery together with any interest (other than interest for the period, if any, after such Claims were paid by such Indemnitee until such Claims were paid or reimbursed by the Borrower) received by such Indemnitee an account of such payment or reimbursement.
(e)The indemnities contained in this Section 9.04 shall expire and be of no further force or effect with respect to any Claim notice of which shall not have been given to the Borrower in writing (referring expressly to this Section 9.04) on or prior to the second anniversary of the repayment in full of the Loans and the termination of the Commitments.
(f)The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or a material breach by such Indemnitee of its express representations or obligations under any Loan Document. The Borrower agrees not to assert any claim against the Administrative Agent, the Arranger, any Bank or any of their respective Affiliates, or any of their or their respective Affiliates’ respective directors, officers, employees, partners, members, attorneys, agents and advisers, and the Administrative Agent and the Banks agree not to assert any claim against the Borrower, its Affiliates or any of its or its Affiliates’ respective directors, officers, employees, partners, members, attorneys, agents and advisors, in each case, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans; provided that nothing in this sentence shall relieve the Borrower of its indemnity and expense reimbursement obligations set forth in this Section 9.04 or elsewhere in any Loan Document.
SECTION 9.05.Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to its Loans which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Loans of such other Bank, the Bank receiving such proportionately greater payment shall purchase (for cash at face value) such participations in the Loans held by the other Bank, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder, (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank’s ratable share

(according to the proportion of (x) the amount of such other Bank’s required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered and (iii) the provisions of this Section shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including Section 8.06 and Section 9.06(c), or any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans to any Person (other than the Borrower or its Subsidiaries). The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.
SECTION 9.06.Amendments and Waivers. (a) Except as provided in Section 9.06(b), any provision of this Agreement or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that, no such amendment or waiver shall (i) extend the scheduled termination date of the Commitment of any Bank, or increase the Commitment of any Bank, in each case, without the prior written consent of such Bank (it being understood that any amendment or waiver of Section 2.09(a)(ii), 2.09(b) or 2.09(c) is not subject to this clause (i)), (ii) reduce the principal of or reduce the rate of interest on any Loan of any Bank, or reduce the amount of any fees payable hereunder to or for the account of any Bank, in each case, without the prior written consent of such Bank, (iii) extend the date fixed for any payment of principal of or interest on any Loan of any Bank, or any fees payable hereunder to or for the account of any Bank, or reduce the amount of, or waive, any such payment, in each case, without the prior written consent of such Bank (it being understood that any amendment or waiver of Section 2.11(b), 2.11(c) or 2.11(d) is not subject to this clause (iii)), (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or any other Loan Document, in each case, without the prior written consent of each Bank, (v) change the manner of application of any payments made under this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the prior written consent of each Bank adversely affected thereby or (vi) change any of the provisions of this Section 9.06(a) without the prior written consent of each Bank.
(b)Notwithstanding anything to the contrary in Section 9.06(a):
(i)any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Banks shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Banks, a written notice from the Required Banks stating that the Required Banks object to such amendment;

(ii)this Agreement may be amended in the manner provided in Section 8.01(b); and
(iii)no amendment or waiver of this Agreement or any other Loan Document referred to in the proviso to Section 9.06(a) shall require the consent or approval of any Bank which immediately after giving effect to such amendment or waiver (A) shall have no Commitment or other obligation to maintain or extend credit under this Agreement and the other Loan Documents (as so amended or waived) and (B) substantially contemporaneously with the effectiveness of such amendment or waiver shall have been paid in full all amounts owing to it under this Agreement and the other Loan Documents (including, without limitation, principal, interest and fees, but excluding unmatured contingent obligations), it being understood and agreed that from and after the effectiveness of any such amendment or waiver, any such Bank shall be deemed to no longer be a “Bank” hereunder or a party hereto; provided that any such Bank shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement.
(c)If, in connection with any proposed amendment or waiver of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by this Section 9.06, the consent of all Banks or all affected Banks is required and the consent of the Required Banks at such time is obtained but the consent of one or more of such other Banks whose consent is required is not obtained (each such other Bank, a “Non-Consenting Bank”), then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Non-Consenting Bank, (x) terminate the Commitment of such Non-Consenting Bank and repay in full all principal of and accrued interest on the Loans of such Non-Consenting Bank, and all accrued fees and other amounts then owing by the Borrower to such Non-Consenting Bank hereunder, in each case without any obligation to terminate any Commitment, or prepay any Loan, of any other Bank, it being understood and agreed that from and after the effectiveness of any such termination and repayment, such Bank shall be deemed to no longer be a “Bank” hereunder or a party hereto, provided that any such Bank shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement, provided, further, that if, after giving effect to such termination and repayment, the aggregate outstanding principal amount of all Loans shall exceed the Total Revolving Credit Commitment then in effect, then the Borrower shall, concurrently with such termination and repayment, prepay, in accordance with Section 2.10, one or more Borrowings in an amount necessary to eliminate such excess, or (y) replace such Non-Consenting Bank by causing such Non-Consenting Bank to (and such Non-Consenting Bank shall be obligated to) assign in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its interests, rights and obligations under this Agreement and the other Loan Documents to one or more Assignees that shall assume the obligations (which Assignee may be another Bank, if a Bank accepts such assignment); provided that, in the case of the this clause (y), the applicable Assignee shall have agreed to the applicable amendment or waiver of this Agreement and/or the other Loan Documents, (ii) the Non-Consenting Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the Assignee and (iii) such assignment shall not conflict with applicable law. In connection with any such replacement under this clause (c), if any Non-Consenting Bank does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (i) the date on which the Assignee executes and delivers such Assignment and Assumption and/or such other documentation and (ii) the date as of which all obligations of the Borrower owing to such Non-Consenting Bank relating to the interests, rights and obligations so assigned shall be paid in full by the Assignee to such Non-Consenting Bank, then such Non-Consenting Bank shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Consenting Bank.
SECTION 9.07.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement except as permitted under Section 5.05 (and any such assignment or transfer not permitted under such Section shall be null and void).
(b)Any Bank may at any time sell to one or more Persons (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), the Borrower or any of its Subsidiaries) (each a “Participant”) participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank’s obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan or Note for all purposes under this Agreement, and (x) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (y) such Participant shall have no right to contact the Borrower directly, or to inspect its books and records or places of business, or to receive any information (financial or otherwise) directly from the Borrower. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not, without the consent of the Participant, agree to any amendment or waiver described in clauses (i), (ii) or (iii) in the first proviso to Section 9.06(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.12 (for the avoidance of doubt, subject to the limitations on such Participant’s consent rights set forth in the immediately preceding sentence) and Article VIII with respect to its participation in Loans outstanding from time to time. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that any disclosure is necessary to establish that such Loan, Note, Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Bank may at any time assign to one or more banks or financial institutions (each an “Assignee”) all, or a proportionate part of all, of its Loans and Commitments, and of its other rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee, such transferor Bank and each Person whose consent to such assignment is required under clause (iii) of the immediately following proviso; provided that (i) no interest in Loans may be assigned by a Bank pursuant to this paragraph (c) unless, prior to the termination of the Commitments, the Assignee shall agree to assume ratably equivalent portions of the transferor Bank’s Commitment, (ii) the amount of the Commitment or Loans being assigned (determined as of the effective date of the assignment) shall be equal to $15,000,000 (or any larger multiple of $5,000,000 or any lesser amount up to such Bank’s Commitment or Loans), (iii) no interest may be assigned by a Bank pursuant to this paragraph (c) to any Assignee without the consent of the Administrative Agent and, except in the case of an assignment by a Bank to an Affiliate of such Bank or to another Bank or an Affiliate of such other Bank or if an Event of Default under Section 6.01(a), 6.01(g) or 6.01(h) has occurred and is continuing, the Borrower, in each case, which consent shall not be unreasonably withheld (and, in the case of the Borrower, will be deemed to have been given if the Borrower shall not have objected in writing to a request for such consent within 10 Business Days after having received notice thereof) and (iv) unless an Event of Default under Section 6.01(a), 6.01(g) or 6.01(h) has occurred and is continuing, a Bank may not have more than two Assignees that are not then Banks (or Affiliates of Banks) at any one time without the consent of the Borrower, which consent shall not be unreasonably withheld (and will be deemed to have been given if the Borrower shall not have objected in writing to a request for such consent within 10 Business Days after having received notice thereof). Upon (A) execution of the Assignment and Assumption by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Assumption to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, (D) payment of a processing and recordation fee of $3,500 to the Administrative Agent and (E) delivery by such Assignee, if it shall not already be a Bank, to the Administrative Agent of an Administrative Questionnaire in which such Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with such Assignee’s compliance procedures and applicable law, including United States (Federal or State) and foreign securities laws, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment or Loan as set forth in such Assignment and Assumption (in addition to any Commitment or Loan theretofore held by it), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Assumption covering all of the transferor Bank’s rights and obligations under this Agreement, such Bank shall be deemed to no longer be a “Bank”

hereunder or a party hereto; provided that any such Bank shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement), and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.
(d)Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a “Transferee”) and any prospective Transferee any and all financial information in such Bank’s possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank’s credit evaluation prior to entering into this Agreement.
(e)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices located in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.
(f)No Transferee shall be entitled to receive any greater payment under Section 2.12 or Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
(g)Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank, the United States Treasury or a foreign central bank having jurisdiction over such Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.
SECTION 9.08.Confidentiality. (a) Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or the Loan Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, the Administrative Agent or the Syndication Agent, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency (or self-regulatory agency) or authority having jurisdiction over such Bank or its Affiliates, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder or under the other Loan Documents, (vii) to such Bank’s Affiliates and its and its Affiliates’ legal counsel, independent auditors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential with such Affiliate being responsible for such Person’s compliance with this Section 9.08) and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder, which has agreed in writing to be bound by the provisions of this Section 9.08 or provisions no less restrictive than those in this Section 9.08; provided, that, should disclosure of any such confidential information be required by virtue of clause (ii) or (v) of the immediately preceding sentence, any relevant Bank shall (unless prohibited by law) promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Borrower to effect any such action. Nothing herein shall prohibit the disclosure to data service providers, including league table providers, that serve the lending industry of information pertaining to this Agreement routinely provided by arrangers of credit facilities, such as the nature, term, amount, purpose and closing date of the credit facility established hereby and the titles and roles of agents and arrangers, but excluding the pricing and/or fees in connection with this Agreement or any other Loan Documents.
(b)Each Bank acknowledges that information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower or the Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.
(c)All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower or the Borrower’s securities. Accordingly, each Bank represents to the Borrower and the Administrative Agent that it has identified in the administrative questionnaire furnished by it to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

SECTION 9.09.Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.
SECTION 9.10.New York Law. This Agreement and each other Loan Document and any claim, controversy, dispute, proceeding or cause of action (whether in contract, tort or otherwise and whether at law or in equity) based upon, arising out of or relating to this Agreement or any other Loan Document shall be construed in accordance with and governed by the law of the State of New York. Each of the parties hereto hereby further irrevocably and unconditionally agrees that, in furtherance of the foregoing and notwithstanding anything to the contrary in any Loan Document, any claims brought against the Administrative Agent by any party relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
SECTION 9.11.Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.
SECTION 9.12.Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, “Interest”) exceed the highest rate of interest allowed by applicable law (the “Maximum Rate”), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the “Excess”) shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.
SECTION 9.13.Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision. The obligations of good faith and fair dealing shall be imposed upon each party to this Agreement.
SECTION 9.14.Consent to Jurisdiction. Each of the parties hereto hereby (a) irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court for Southern District of New York sitting in New York County, and any appellate court from any thereof, for any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto, or for the recognition or enforcement of any judgment, and further irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, Federal court, (b) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any and all rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue of any such action or proceeding in any such court, (c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to such party, it being further agreed that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or proceeding or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.
SECTION 9.15.Counterparts; Electronic Execution. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement (including any Assignment and Assumptions, amendments and other notices, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on the Platform, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to herein or otherwise by the Administrative Agent pursuant to procedures approved by it. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and the Borrower, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or any other Loan Document, including with respect to any signature pages thereto.
SECTION 9.16.USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the USA Patriot Act.
SECTION 9.17.No Fiduciary Relationship. The Administrative Agent, each Bank and their respective Related Parties (collectively, solely for purposes of this paragraph, the “Bank Parties”) may have economic interests that conflict with those of the Borrower, its stockholders and/or its Related Parties. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank Party, on the one hand, and the Borrower, its stockholders and/or its Related Parties, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by this Agreement (including the exercise of rights and remedies hereunder) are arm’s-length commercial transactions between the Bank Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) none of the Bank Parties has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders and/or its Related Parties with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank Party has advised, is currently advising or will advise the Borrower, its stockholders and/or its Related Parties on other matters) or any other obligation to the Borrower, its stockholders and/or its Related Parties except the obligations expressly set forth in the Loan Documents and (y) each Bank Party is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower agrees that it will not assert any claims against any Bank Party with respect to any breach or alleged breach of an advisory or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.18.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.19.Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any separate commitment or fee letters relating to the credit facilities established hereby that by the terms of such letters survive the execution and delivery of this Agreement).
SECTION 9.20.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.
THE HOME DEPOT, INC.
By:    /s/ Isabel Janci
Name:    Isabel Janci
Title:    Vice President – Investor Relations and Treasurer

[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank
By:/s/ James Kyle O'Donnell
Name: James Kyle O'Donnell
Title: Vice President

[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
BANK OF AMERICA, N.A.
by:     /s/ J. Casey Cosgrove
    Name: J. Casey Cosgrove
    Title: Managing Director
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution: GOLDMAN SACHS BANK USA
by:     /s/ Robert Ehudin
    Name: Robert Ehudin
    Title: Authorized Signatory
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
MORGAN STANLEY BANK, N.A.

by:     /s/ Katie Bodack
    Name: Katie Bodack
    Title: Authorized Signatory
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution: MUFG Bank, Ltd.

by:     /s/ Reema Sharma
    Name: Reema Sharma
    Title: Authorized Signatory
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
BARCLAYS BANK PLC

by:     /s/ Christopher M. Aitkin
    Name: Christopher M. Aitkin
    Title: Director
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
DEUTSCHE BANK AG NEW YORK BRANCH

by:     /s/ Ming K. Chu
    Name: Ming K. Chu
    Title: Director
by:     /s/ Alison Lugo
    Name: Alison Lugo
    Title: Vice President
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
U.S. Bank, National Association

by:     /s/ Mark D. Rodgers
    Name: Mark D. Rodgers
    Title: Senior Vice President
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution: Wells Fargo Bank, National Association

by:     /s/ Bina Barnes
    Name: Bina Barnes
    Title: Vice President
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
MIZUHO BANK, LTD.

by:     /s/ Tracy Rahn
    Name: Tracy Rahn
    Title: Managing Director
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution: Royal Bank of Canada

by:     /s/ Michael Santana-Mondo
    Name: Michael Santana-Mondo
    Title: Authorized Signatory
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
The Toronto-Dominion Bank, New York Branch

by:     /s/ Victoria Roberts
    Name: Victoria Roberts
    Title: Authorized Signatory
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
TRUIST BANK

by:     /s/ J. Carlos Navarrete
    Name: J. Carlos Navarrete
    Title: Director
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
Citibank, N.A.

by:     /s/ Kenneth Quinn
    Name: Kenneth Quinn
    Title: Vice President
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
HSBC Bank USA, National Association

by:     /s/ Alexis Romano
    Name: Alexis Romano
    Title: Vice President #23660
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution:
THE BANK OF NEW YORK MELLON

by:     /s/ Thomas J. Tarasovich, Jr.
    Name: Thomas J. Tarasovich, Jr.
    Title: Senior Vice President
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]

Bank Signature Page to
The Home Depot, Inc.
Revolving Credit Facility Agreement
Institution: THE NORTHERN TRUST COMPANY

By:     /s/ Kimberly A. Crotty
    Name: Kimberly A. Crotty
    Title: Senior Vice President
[SIGNATURE PAGE TO THE HOME DEPOT, INC. REVOLVING CREDIT FACILITY AGREEMENT]